Exhibit 99.3
                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

Check this box if no longer subject to Section 16: [ X ]

Name and Address:                        Ian Wace
                                         c/o Marshall Wace LLP
                                         The Adelphi
                                         1/11 John Adam Street
                                         London, England WC2N 6HT

Issuer and Ticker Symbol:                StockerYale Inc. (STKR)

Date of Earliest Transaction:            6/22/07

Relationship to Issuer:                  10% Owner

Designated Filer:                        Marshall Wace LLP

TABLE I INFORMATION

Title of Security:                       Common Stock
Transaction Date:                        6/22/07
Transaction Code:                        S
Amount of Securities and Price:          3,100,000 at $0.90 per share
Securities Acquired (A) or
    Disposed of (D):                     D
Amount of Securities Beneficially
    Owned Following Reported
    Transaction:                         606,922
Ownership Form:                          I
Nature of Indirect Beneficial
    Ownership:                           (1)


Signature:     /s/ Ian Wace                                      June 26, 2007
               ----------------------------------------------    -------------
               Ian Wace                                          Date


Explanation of Responses:

(1) See Exhibit 99.1.